Exhibit 5

                          RELEASE OF LIENS AND GUARANTY


     THIS RELEASE OF LIENS AND  GUARANTY  (this  "Release")  is entered into and effective as of this 23rd day of May, 2006, by and among MICHAEL HOPKINS ("Creditor"), Tradestar Construction Services, Inc., a New Mexico corporation (the "Corporation"), and Tradestar Services, Inc., a Nevada corporation ("Tradestar").

     WHEREAS, Creditor has purchased from the Corporation, that certain Secured Promissory Note dated as of November 30, 2005, in the original principal amount of $100,000.00, and that certain Secured Promissory Note dated as of July 27, 2005, in the original principal amount of $50,000.00 (collectively, the "Note"); and

     WHEREAS, pursuant to that certain Security Agreement dated as of even date with the Note, by and between the Corporation and the Creditor (the "Security Agreement"), the Corporation granted to Creditor a lien on its assets for the purpose of securing the payment and performance of its obligations under the Note; and

     WHEREAS, pursuant to that certain Guaranty dated as of even date with the Note (the "Guaranty"), Frontier Staffing, Inc., a Nevada corporation ("Guarantor"), guaranteed the payment and performance of the Corporation's obligations under the Note; and

     WHEREAS, Guarantor has changed its name to Tradestar Services, Inc., a Nevada corporation ("Tradestar"); and

     WHEREAS, in assumption and novation of the Note, Tradestar has issued to Creditor a certain Unsecured Promissory Note of even date herewith, in the original principal amount of $1,000,000.00 (the "Replacement Note"); and

     WHEREAS, Creditor has received the Replacement Note and wishes to, among other things, (i) acknowledge receipt thereof and (ii) release the Corporation and Tradestar (in its capacity as a guarantor) from any and all obligations under or incurred in connection with, and liens or security interests created by, the Note, the Security Agreement, the Guaranty and any other document executed in connection therewith; and

     NOW THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Creditor, the Corporation, and Tradestar hereby agree as follows:

     1. Creditor hereby:

          (a) acknowledges receipt and acceptance of the Replacement Note;

          (b) acknowledges that the Replacement Note has been issued as an assumption and novation of the Note;

          (c) releases the Corporation and Tradestar (in its capacity as a guarantor) from all obligations arising under the Note, the Security Agreement, the Guaranty and any other document executed in connection therewith;

          (d) releases all liens on and security interests in the Collateral (defined in the Security Agreement), and to the extent any financing statements have been filed with respect to the Collateral, authorizes the Corporation or its agents to file any and all financing statements necessary for the proper termination of such prior filings; and

          (e) releases the Corporation, Tradestar (in its capacity as a guarantor) and each of their affiliates, participants, partners, shareholders, directors, officers, employees, agents and attorneys from any and all claims, demands, actions, causes of action, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, which Creditor may have, as of the date hereof or in the future, against the Corporation, Tradestar (in its capacity as a guarantor) or any of their affiliates, participants, partners, shareholders, directors, officers, employees, agents and attorneys, arising out of or in connection with the Note, the Security Agreement, the Guaranty and any related documents; provided this subsection (e) shall have no effect on the Replacement Note or the obligations of Creditor and Tradestar in connection therewith.

     2. The Corporation and Tradestar hereby:

          (a) acknowledge that the Replacement Note has been issued as an assumption and novation of the Note; and

          (b) release Creditor and Creditor's affiliates, participants, partners, shareholders, directors, officers, employees, agents and attorneys from any and all claims, demands, actions, causes of action, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, which the Corporation or Tradestar (in its capacity as a guarantor) may have, as of the date hereof or in the future, against Creditor and/or Creditor's affiliates, participants, partners, shareholders, directors, officers, employees, agents and attorneys, arising out of or in connection with the Note, the Security Agreement, the Guaranty and any related documents; provided this subsection (b) shall have no effect on the Replacement Note or the obligations of Creditor and Tradestar in connection therewith.

     THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     This Release may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have caused this Release to be executed as of the day and year first above written.

                                  CREDITOR:

                                  MICHAEL HOPKINS


                                  /s/ Michael W. Hopkins
                                  ----------------------------------------------

                                  THE CORPORATION:

                                  TRADESTAR CONSTRUCTION SERVICES, INC.,
                                  a New Mexico corporation

                                  By:      /s/ Clarence J. Downs
                                           -------------------------------------
                                  Name:    Clarence J. Downs
                                  Title:   Chief Executive Officer and President

                                  TRADESTAR:

                                  TRADESTAR SERVICES, INC.,
                                  a Nevada corporation

                                  By:      /s/ Frederick A. Huttner
                                           -------------------------------------
                                  Name:    Frederick A. Huttner
                                  Title:   Chief Financial Officer